UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2008

BBV VIETNAM S.E.A. ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	6770	38-3763315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

61 Hue Lane
Hai Ba Trung District
Hanoi, Vietnam
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: +84 49764136

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 13, 2008, BBV Vietnam S.E.A. Acquisition Corp. (the “Company”) consummated the initial public offering (the “IPO”) of 4,500,000 units (the “Units”) and the concurrent sale of 675,000 Units in connection with the exercise by the underwriters of their over-allotment option (the “Over-Allotment Option”). Each Unit consists of one share of the Company's common stock, par value $0.0001 per share (the “Common Stock”) and one warrant to purchase one share of Common Stock (the “Warrants”). The Units were sold at an offering price of $8.00 per Unit. Immediately prior to the consummation of the IPO, the Company completed a private placement with the underwriters, certain of its existing stockholders and an individual investor of 1,873,684 warrants at a purchase price of $0.95 per warrant. The warrants sold in the private placement were identical to the warrants included in the Units, except that such warrants are non-redeemable, may be exercisable on a cashless basis and, subject to certain limited exceptions, are non-transferable until they are released from escrow. The IPO, including the exercise of the Over-Allotment Option and the private placement of warrants, generated gross proceeds of $43,180,000. Of this amount, $41,400,000 is being held in trust, including the deferred underwriting discounts.

Audited financial statements as of February 13, 2008, reflecting receipt of the proceeds upon consummation of the IPO and the exercise of the Over-Allotment Option, have been issued by the Company and are included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

99.1	Audited Financial Statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 20, 2008	BBV VIETNAM S.E.A. ACQUISITION CORP.

/s/ Eric M. Zachs
Eric M. Zachs President

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Audited Financial Statements